                                                            Registration No. 33-




    As filed with the Securities and Exchange Commission on January 19, 2000
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 ---------------
                             CORRPRO COMPANIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                OHIO                                     34-1422570
   (State or Other Jurisdiction of                    (I.R.S. Employer
   Incorporation or Organization)                    Identification No.)

                              1090 ENTERPRISE DRIVE
                               MEDINA, OHIO 44256
                                 (330) 723-5082
        (Address of Principal Executive Offices, Including Zip Code)

                                 ---------------

            1997 LONG-TERM INCENTIVE PLAN OF CORRPRO COMPANIES, INC.
              CORRPRO COMPANIES, INC. EMPLOYEE STOCK PURCHASE PLAN
                                   BONUS PLAN

                            (Full Title of the Plans)

                                 ---------------

                                                                                          COPY TO:
                    NEAL R. RESTIVO                                                     DAVID INGLIS
  EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER,                     BENESCH, FRIEDLANDER, COPLAN & ARONOFF LLP
                SECRETARY AND TREASURER                                                 2300 BP TOWER
                CORRPRO COMPANIES, INC.                                               200 PUBLIC SQUARE
                 1090 ENTERPRISE DRIVE                                           CLEVELAND, OHIO  44114-2378
                  MEDINA, OHIO 44256                                                   (216) 363-4500
                    (330) 723-5082

          (Name and Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

-------------------------------- ---------------- ----------------------- ------------------------ -----------------
   Title of Securities to be      Amount to be       Proposed Maximum        Proposed Maximum         Amount of
          Registered              Registered(1)     Offering Price per      Aggregate Offering     Registration Fee
                                                         Share(2)                Price(2)
-------------------------------- ---------------- ----------------------- ------------------------ -----------------
Common Stock, without par        700,000 shares           $5.00                 $3,500,000               $924
value
================================ ================ ======================= ======================== =================

-----------------------

     (1)This Registration Statement also includes an indeterminate number of shares of Common Stock which may be issued under the anti-dilution provisions of the plans. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Employee Stock Purchase Plan described herein.

     (2)Estimated in accordance with Rule 457 under the Securities Act of 1933, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low prices of the Common Stock on January 14, 2000 as reported on the New York Stock Exchange.

         This Registration Statement registers shares of Common Stock, without par value, of Corrpro Companies, Inc., 300,000 of which are to be issued under the 1997 Long-Term Incentive Plan, as amended, 375,000 of which are to be registered under the Employee Stock Purchase Plan and 25,000 of which are to be registered under the Bonus Plan. The securities registered on this Registration Statement which are to be issued under the 1997 Long-Term Incentive Plan are in addition to those securities for which a Registration Statement on Form S-8 filed October 24, 1997, Registration No. 333-38767, is effective.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to participants in the 1997 Long-Term Incentive Plan of Corrpro Companies, Inc., in the Corrpro Companies, Inc. Employee Stock Purchase Plan and in the Bonus Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents and the documents incorporated herein by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

         The documents listed below are incorporated by reference in this Registration Statement, and all documents subsequently filed by Corrpro Companies, Inc. pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         (1) Corrpro's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 (File No. 001-12282).

         (2) Corrpro's Quarterly Report on Form 10-Q filed on August 12, 1999 (File No. 001-12282).

         (3) Corrpro's Quarterly Report on Form 10-Q filed on November 15, 1999 (File No. 12282).

         (4) The description of Corrpro's Common Stock, without par value, contained in its Registration Statement on Form S-1, filed with the Securities and Exchange Commission on September 29, 1993 (File No. 33-64482).

         For purposes of this Registration Statement, any statement contained in a document incorporated by or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Ohio Revised Code authorizes Ohio corporations to indemnify directors and officers from liability if the director or officer acted in good faith and in a manner reasonably believed by the director or officer to be in or not opposed to the best interests of the corporation, and with respect to any criminal actions, if the director or officer had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if (a) the person seeking indemnification is adjudged liable for negligence or misconduct, unless the court in which such action was brought determined such person is fairly and reasonably entitled to indemnification, or (b) the liability asserted against such person concerns certain unlawful distributions. The indemnification provisions of the Ohio Revised Code require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director or officer of the corporation. The indemnification authorized under Ohio law is not exclusive and is in addition to any other rights granted to directors and officers under the articles of incorporation or code of regulations of the corporation or any agreement between directors and officers and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any director or officer against any liability asserted against him and incurred by him in his capacity, or arising out of the status, as a director or officer, whether or not the corporation would have the power to indemnify him against such liability under the Ohio Revised Code.

         The Registrant's Code of Regulations provide for the indemnification of directors and officers of the Registrant and, as authorized by the Board of Directors of the Registrant, to the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that such director or officer was a party to by reason of the fact that he or she is or was a director or officer of the Registrant upon the receipt of an undertaking to repay such amount unless it is ultimately determined that the director or officer is entitled to indemnification.

         The Registrant maintains a directors and officers insurance policy which provides for reimbursement to the directors and officers of the Registrant for legal fees and expenses resulting from the defense of certain judicial or administrative proceedings initiated against the director or officer as a result of his or her conduct or actions in his or her capacity as a director or officer of the Registrant and provides reimbursement to the Registrant for costs the Registrant has incurred as a result of indemnifying its directors and officers.

         The Registrant has entered into indemnification agreements with its directors and certain of its executive officers which provide for indemnification to the fullest extent allowed under Ohio law and the maintenance of the Registrant's directors and officers insurance policy.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         4.1 Amended and Restated Articles of Incorporation of Corrpro (incorporated by reference to Exhibit 3.1 to Corrpro's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1998, File No. 001-12282).

         4.2 Amended and Restated Code of Regulations of Corrpro (incorporated by reference to Exhibit 4.2 to Corrpro's Registration Statement on Form S-8, Registration No. 33-74814).

         4.3 Description of Corrpro's Common Stock (incorporated by reference from Corrpro's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 29, 1993, Registration No. 33-64482).

         4.4 1997 Long-Term Incentive Plan of Corrpro Companies, Inc. (incorporated by reference to Exhibit 4.4 to Corrpro's Registration Statement on Form S-8, Registration No. 333-38767).

         4.5      Amendment to 1997 Long-Term Incentive Plan of Corrpro
                  Companies, Inc.

         4.6 Corrpro Companies, Inc. Employee Stock Purchase Plan (incorporated by reference from Corrpro's Definitive Proxy Statement on Schedule 14A filed with Securities and Exchange Commission on June 16, 1999).

         5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, outside counsel to Corrpro, regarding legality.

         23.1     Consent of KPMG LLP, independent auditors.

         23.2 Consent of Benesch, Friedlander, Coplan & Aronoff LLP (contained in its opinion filed as Exhibit 5.1 to this Registration Statement).

         24.1     Power of Attorney.
----------

ITEM 9.   UNDERTAKINGS.

                  (a)      The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission (the "Commission") by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medina, State of Ohio, on this 18th day of January, 2000.

                                   CORRPRO COMPANIES, INC.
                                   (Registrant)


                                   By:  /s/ Joseph W. Rog
                                       -----------------------------------------
                                        Joseph W. Rog,
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person on behalf of each of the members of the registrant's Board of Directors, as Attorney-in-Fact, on this 18th day of January, 2000.


                                        /s/ Joseph W. Rog
                                       -----------------------------------------
                                        Joseph W. Rog, Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT NO.                       EXHIBIT DESCRIPTION                  PAGE NO.
-----------                       -------------------                  --------

4.1      Amended and Restated Articles of Incorporation of Corrpro           *
         (incorporated by reference to Exhibit 3.1 to Corrpro's
         Quarterly Report on Form 10-Q for the fiscal quarter ended
         December 31, 1998, File No. 001-1228).

4.2      Amended and Restated Code of Regulations of Corrpro                 *
         (incorporated by reference to Exhibit 3.3 to Corrpro's
         Registration Statement on Form S-8, Registration No.
         33-74814).

4.3      Description of Corrpro's Common Stock (incorporated by              *
         reference) from Corrpro's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September
         29, 1993, Registration
         No. 33-64482).

4.4      1997 Long-Term Incentive Plan of Corrpro Companies, Inc.            *
         (incorporated by reference to Exhibit 4.4 to Corrpro's
         Registration Statement on Form S-8, Registration No. 333-38767).

4.5      Amendment to 1997 Long Term Incentive Plan of Corrpro
         Companies, Inc.

4.6      Corrpro Companies, Inc. Employee Stock Purchase Plan (incorporated   *
         by reference from Corrpro's Definitive Proxy Statement on Schedule
         14A filed with the Securities Exchange Commission on June 16, 1999).

5.1 Opinion of Benesch, Friedlander, Coplan & Aronoff LLP, outside counsel to Corrpro, regarding legality.

23.1     Consent of KPMG LLP, independent auditors.

23.2     Consent of Benesch, Friedlander, Coplan & Aronoff LLP               N/A
         (contained in its opinion filed as Exhibit 5.1 to this Registration
         Statement).

24.1     Power of Attorney.

*    Incorporated herein by reference as indicated.